                                                                EXHIBIT 10.1



                            STOCK PURCHASE AGREEMENT

         THIS AGREEMENT, dated September 26, 1996 (the "Signing Date"), is among Maurice Scetbon, Monda, S.A., a Belgian corporation ("Monda"), Frida, S.A., a Belgian corporation ("Frida") (sometimes collectively referred to herein as the "Shareholders" and individually referred to as a "Shareholder") (Monda and Frida are sometimes collectively referred to herein as the "Management Shareholders" and individually referred to as a "Management Shareholders") (Maurice Scetbon is acting independently of the Management Shareholders), Ultrak, Inc., a Delaware corporation ("Ultrak"), and Ultrak Holdings Limited, a United Kingdom company and wholly-owned subsidiary of Ultrak ("Holdings").

         Recitals. The Shareholders desire to sell all of the outstanding shares (the "Shares") of capital stock (the "Bisset Stock") of Bisset, s.a., a French corporation ("Bisset"), to Holdings in accordance with the terms and conditions of this Agreement and Ultrak desires that Holdings acquire all of
the Shares (the "Acquisition").   The parties, other than Holdings, Monda, and
Frida, previously executed a Promise to Buy and Promise to Sell, dated July 17, 1996, which will be fully superseded by this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the terms of this Agreement, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:


                          ARTICLE I:  THE ACQUISITION

       1.01. The Purchase. On the terms and subject to the conditions set forth herein, at the Closing (as hereinafter defined) each Shareholder covenants and agrees to sell and deliver to Holdings, and Holdings agrees to purchase from each Shareholder, on the Closing Date (as hereinafter defined), the number of the Shares set forth below opposite each Shareholder's name:

                    Name                              Shares
                    ----                              ------
                    Frida                               2,332
                    Monda                               2,332
                    Maurice Scetbon                       336


       1.02. Purchase Price. (a) Subject to Section 1.03, the purchase price to be paid for the Shares shall be the aggregate of the following:

                 (i) Four Million Eight Hundred Eighty Thousand United States Dollars (US$4,880,000.00) (the "Cash Price") payable by certified check or wire transfer duly received at the Closing to each Shareholder in the amount set forth below opposite each Shareholder's name:

                     Name                               Amount
                     ----                               ------
                     Frida                       US$2,276,032
                     Monda                       US$2,276,032
                     Maurice Scetbon             US$  327,936
                                                 ------------
                     Total                       US$4,880,000


                 (ii) Two Hundred Eighty Two Thousand Eight Hundred Ninety-Nine (282,899) unregistered shares of Common Stock, $0.01 par value, of Ultrak ("Ultrak Stock") (the "Stock Price") (the Stock Price and the Cash Price are sometimes collectively referred to herein as the "Initial Payment") representing a total value of Four Million Eight Hundred Eighty Thousand United States Dollars (US$4,880,000.00) at a value of US$17.25 per share of Ultrak Stock issuable at the Closing as directed in writing by the Management Shareholders, or if the Management Shareholders do not direct in writing, then the shares of Ultrak Stock will be issued in the same manner and in the same prorata percentages as the Cash Price as set forth in Section 1.02(a)(i).

                 (iii) Thirty percent (30%) of the Net Value (as hereinafter defined) of Bisset less the amount payable to Nidco pursuant to Section 1.03(c) (the "Earnout Payment") as of the end of the Earnout Period (as hereinafter defined). The Earnout Payment will be paid within thirty (30) days of the end of the Earnout Period and will be paid by half in cash and by half in unregistered shares of Ultrak Stock. For purposes of this Section 1.02(a)(iii), the value of Ultrak Stock for purposes of the Earnout Payment will be the average closing price for the final twenty (20) trading days on the NASDAQ National Market System ending on the last business day of the Earnout Period. The term "Net Value" is defined as the earnings of Bisset after interest, taxes, and any exceptional item for the period of twelve (12) consecutive months ending on June 30, 1997 (the "Earnout Period") multiplied by ten (10). The Net Value of Bisset will be calculated in accordance with generally accepted French accounting principles ("GAAP") and based on and adjusted for the same accounting practices and procedures as further defined in Schedule A hereto and shall not include any costs or expenses of Bisset related to the Acquisition. Notwithstanding anything to the contrary in this Agreement or in any other agreement, the minimum amount of the Earnout Payment shall be Two Million Five Hundred Thousand United States Dollars (US$2,500,000.00) and the maximum amount of the Earnout Payment shall not exceed Five Million United States Dollars (US$5,000,000.00). The Net Value of Bisset for the Earnout Period shall be conclusively determined by Grant Thornton and Daniel Guerin working together. The two said accountants shall issue a Joint Certificate of Net Value as to the Net Value of Bisset as soon as possible following the conclusion of the audit of Bisset for the Earnout Period. The Certificate of Net Value shall be conclusive and binding on Ultrak, Bisset, and the Shareholders. Ultrak covenants and agrees that it will not transfer or direct sales made by Bisset to Ultrak or other Ultrak subsidiaries. Subject to
Section 1.03, the Earnout Payment shall be paid by Ultrak to the Shareholders after payment by Ultrak to Nidco pursuant to Section 1.03(c) no later than ten
(10) days after the issuance of the Certificate of Net Value as directed in writing by the Management Shareholders, or if the Management Shareholders do not direct in writing, then the shares of Ultrak Stock will be issued in the same manner and in the same prorata percentages as the Cash Price as set forth in Section 1.02(a)(i). If a Force Majeure Event (as hereinafter defined) occurs and is applicable for a period of time of more than seven (7) consecutive days duration during the Earnout Period, then the Earnout Period will be extended for the period of time that the Force Majeure Event is applicable during the Earnout Period. The term

"Force Majeure Event" means a national strike in France, a war involving France, Act of God, or a national calamity that materially and adversely impacts commerce in France.

       1.03. Payments by Ultrak to Nidco. Ultrak recognizes and agrees that Nidco ("Nidco") and Michael Wallace ("Wallace") have performed services for and are entitled to receive the following amounts from Ultrak:

                 (a)      US$120,000 to NIDCO;
                 (b)      6,956 shares of Ultrak Stock to Wallace; and
                 (c)      six percent (6%) of the Earnout Payment to Nidco

Nidco shall furnish an invoice to Ultrak for the above-mentioned amount. Except as set forth herein, neither Ultrak nor Holdings shall otherwise be obligated to Nidco or Wallace in connection with the Acquisition.

       1.04. Execution and Delivery of Closing Documents. Before the Closing, each party shall cause to be prepared, and at the Closing the parties shall execute and deliver, each agreement and instrument required by this Agreement to be so executed and delivered and not theretofore accomplished. At the Closing, the Shareholders shall deliver a share transfer order to Bisset in form sufficient to cause title thereto to vest fully in Holdings, free and clear of all liens, liabilities, claims and encumbrances, against delivery by Ultrak of the Initial Payment. At the Closing, each party also shall execute and deliver, or cause to be executed and delivered, such other appropriate and customary documents as any other party reasonably may request for the purpose of consummating the transactions contemplated by this Agreement. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed.

       1.05. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 o'clock a.m., local time, at such offices as the parties shall agree on September 26, 1996, or on such other date as may be agreed upon by the parties, but in any event not later than September 30, 1996 (the "Termination Date") unless further extended by written agreement of the parties to this Agreement. The day on which the Closing occurs is herein referred to as the "Closing Date."

       1.06. Further Assurances. After the Closing, the Shareholders shall execute and deliver such additional documents and take such additional actions as Ultrak may reasonably deem to be practical and necessary or advisable in order to consummate the transactions contemplated by this Agreement and to vest more fully in Holdings the ownership of the Shares.

       1.07. Effective Date for Accounting Purposes. To the fullest extent possible, the effective date of the Acquisition for accounting purposes will be September 1, 1996 and the effective date of the transfer of control of Bisset to Holdings will be September 1, 1996.


                        ARTICLE II:  REGISTRATION RIGHTS

       2.01.    Registration.

                 (a) If, at any time after March 26, 1997 and before September 26, 1998, Ultrak proposes to file a registration statement relating to the Ultrak Stock (on any form other than

         Form S-4 or Form S-8) under the Securities Act of 1933, as amended (the "Securities Act"), for sale for its own account, Ultrak will, not less than ten (10) days prior to the initial filing of such registration statement, deliver written notice of such intention to the Shareholders, Wallace (for purposes of Article II only, "Shareholders" or a "Shareholder" shall also include Wallace to the extent each receives shares of Ultrak Stock pursuant to this Agreement) setting forth the intended method of disposition, the maximum proposed offering price, commissions and discounts in connection therewith and other relevant information. Such notice must indicate that the Shareholders have piggyback registration rights pursuant to this Section 2.01(a) with respect to the shares of the Ultrak Stock which are then held by the Shareholders and were acquired pursuant to Sections 1.02 and 1.03 hereof (the "Registrable Shares"). If any Shareholder owning Registrable Shares so requests in writing within ten (10) days after receipt of such notification, Ultrak hereby agrees to include in such registration statement up to all (subject to the terms of this Article II) of the Registrable Shares owned by such Shareholder and to use all reasonable best efforts to register such Registrable Shares so that such Registrable Shares may be sold at such times and in such manner as the holder or holders thereof shall determine. If the proposed registration by Ultrak is, in whole or in part, an underwritten public offering of Ultrak Stock, then any request pursuant to this Section 2.01(a) to register must specify and irrevocably agree that the Registrable Shares of a Shareholder to be included in the underwriting will be included on the same terms and conditions as the shares of the Ultrak Stock otherwise being sold by Ultrak through underwriters under such registration.

                 (b) If a registration pursuant to this Section 2.01 involves an underwritten offering and the managing underwriter of such underwritten offering informs Ultrak and the Shareholders by letter of such managing underwriter's reasonable belief that the effect of including all of the Registrable Shares so requested to be included in the registration statement will materially and adversely affect the sale of the shares of the Ultrak Stock proposed to be sold by Ultrak, then the number of shares of the Ultrak Stock that a holder of Registrable Shares may include in such registration shall be reduced (and the number of shares of the Ultrak Stock to be sold by other selling shareholders shall also be reduced) to a number determined by multiplying (x) the total number of shares held by all selling shareholders having contractual registration rights (including the holders of Registrable Shares) which the managing underwriter is willing to have included in such registration, times (y) a fraction, the numerator of which is the number of Registrable Shares which such Shareholder requested to be included in such registration statement and the denominator of which is the number of all shares (including the Registrable Shares) which all the selling shareholders having contractual registration rights have requested to be included in such registration.

                 (c) Notwithstanding Section 2.01(b), the Shareholders recognize and agree that their rights under this Section 2.01 shall be expressly subject and inferior to the registration rights of:

                          (i) Petrus Fund, L.P. with respect to 100,000 shares of Ultrak Stock with such registration rights expiring on November 30, 1996, and

                          (ii) Chris Davies, Kim Rhodes, Scott Rhodes and Rhodes Davies & Associates with respect to a contingent number of shares of Ultrak Stock with such registration rights expiring on July 1, 2000.

                 (d)      In connection with any registrations under this
         Section 2.01, the Shareholders shall cooperate with Ultrak and promptly furnish all information necessary to effect the proper registration of Registrable Shares desired to be sold.

       2.02. Costs and Expenses. All costs and expenses in connection with the registration of any Registrable Shares under Section 2.01 of this Agreement or the performance of Ultrak's obligations under Section 2.01 of this Agreement, including, but not limited to, all registration, filing, stock exchange and National Association of Securities Dealers, Inc. fees; all fees and expenses of complying with securities or blue sky laws; fees and disbursements of counsel for Ultrak, counsel responsible for qualifying the Registrable Shares under blue sky laws, and of independent accountants and other experts of Ultrak; and all other reasonable expenses of Ultrak in connection with the transfer and delivery of the Registrable Shares, shall be borne by Ultrak; provided, however, that Ultrak shall not be obligated to pay any underwriting commissions or discounts relating to the Registrable Shares. However, Ultrak shall be obligated to pay the fees and expenses of one legal counsel for the Shareholders selected by Ultrak.

       2.03.    Indemnification.

                 (a) Ultrak hereby agrees to indemnify and hold harmless each Shareholder owning Registrable Shares requesting or joining in a registration hereunder and each other person, if any, who controls such holder within the meaning of the Securities Act, against all losses, liabilities, claims, damages, and expenses, joint or several, to which such holder or controlling person may become subject under the Securities Act and any applicable blue sky laws or otherwise, insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement of any material fact contained in any registration statement covering the Registrable Shares, any preliminary prospectus, final prospectus or summary prospectus contained therein, or in an amendment or supplement thereto executed by or on behalf of Ultrak or based upon written information furnished by or on behalf of Ultrak filed in any jurisdiction in order to qualify the Registrable Shares under the securities laws thereof or filed with the United States Securities and Exchange Commission (the "SEC"), or arises out of or is based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Ultrak shall not be obligated to indemnify a Shareholder in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or omission relating to such Shareholder or the Shareholder's method of distributing the Registrable Shares, or otherwise, that was made in reliance upon, and in conformity with, written information duly executed and furnished by such Shareholder specifically for use in the registration statement, or any amendment or supplement thereto, or any application, as the case may be.

                 (b) By requesting Registrable Shares to be covered by any registration statement in accordance with this Agreement, each Shareholder agrees to indemnify and hold harmless Ultrak, each of its directors and each of its officers who have signed said registration statement, and each person, if any, who controls Ultrak within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the same extent as the indemnification by Ultrak provided for in Section 2.03(a), but only with respect to untrue statements or omissions, if any, made by such Shareholder or the Shareholder's method of distributing the Registrable Shares, or otherwise, made in such registration statement, prospectus contained therein, or amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information duly executed and furnished by such Shareholder against whom indemnification is sought to Ultrak specifically for use in the registration statement, in the prospectus contained therein, or any amendment or supplement thereto, or any application, as the case may be.

       2.04 Termination of Rights. The right of any Shareholder to register Registrable Shares pursuant to Section 2.01 shall automatically terminate as to any Registrable Shares that may be sold under Rule 144 promulgated by the SEC pursuant to the Securities Act ("Rule 144") without registration (subject only to volume limitations as set forth in Rule 144).

       2.05. Exchange Act Registration. Ultrak agrees to maintain registration of the Ultrak Stock under the Exchange Act, to timely file and maintain all required reports and other filings with the SEC, and to take such action as may from time to time be necessary to enable holders of Registrable Shares to be able to sell pursuant to Rule 144, unless otherwise restricted by this Agreement or unless sales can be made without compliance with Rules 144 and 145 promulgated by the SEC under the Securities Act.


                ARTICLE III:  REPRESENTATIONS AND WARRANTIES OF
                          THE MANAGEMENT SHAREHOLDERS

         Subject to the indemnification provisions of Article X, each Management Shareholder jointly and severally represents and warrants to Ultrak and Holdings that the following are true and correct as of the Signing Date and will be true and correct as of the Closing Date as if made on that date:

       3.01. Organization, Qualification, and Good Standing. Bisset is a corporation duly organized and validly existing under the laws of France, has the corporate power and authority to own or hold under lease its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification.

       3.02.    Investments or Subsidiaries.  Other than as set forth on
Schedule 3.02 of the Disclosure Schedule, Bisset does not own (nor has it ever owned) the capital stock of any corporation, nor does it have (nor has it ever had) an equity, profit sharing, participation, or other interest in any corporation, partnership, joint venture, or other entity.

       3.03. Corporate Records. Copies of the Articles of Incorporation and all amendments thereto of Bisset have been delivered to Ultrak and such copies are true, correct and complete. The minute books of Bisset contain accurate and complete minutes of all meetings of and accurate and complete consents to all actions taken without meetings by the Board of Directors (and any committee thereof) and the shareholders of Bisset since the formation of Bisset.

       3.04. No Violation. Except as set forth on Schedule 3.04 of the Disclosure Schedule, neither the execution and delivery of this Agreement by the Shareholders nor the consummation of the transactions contemplated hereby will violate or conflict with, or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (or an event which, with the lapse of time, or the giving of notice, or both, will constitute a default) under, any contract, license, other instrument or commitment to which Bisset is a party or by which Bisset is bound, or result in the creation of any lien, charge or encumbrance upon the properties or assets of Bisset pursuant to the terms of any such contract, license, instrument or commitment. Other than as set forth on Schedule 3.04 of the Disclosure Schedule, no authorization, consent, or approval of, or filing with, any governmental body or authority is necessary for the consummation by the Shareholders of the transactions contemplated herein.

       3.05. Authority of Bisset and Shareholders; No Violation by Bisset or Shareholders. This Agreement has been duly and validly executed and delivered by each Shareholder and, assuming this Agreement constitutes a valid and binding agreement of Ultrak, this Agreement constitutes a valid and binding agreement of each Shareholder, enforceable against each Shareholder in accordance with its terms. Except as set forth on Schedule 3.05 of the Disclosure Schedule, neither the execution and delivery of this Agreement by any Shareholder nor the consummation of the transactions contemplated hereby by the Shareholders will: (a) violate or conflict with, or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (or an event which, with the lapse of time, or the giving of notice, or both, will constitute a default) under, any contract, license, other instrument or commitment to which a Shareholder is a party or by which a Shareholder is bound, or result in the creation of any lien, charge or encumbrance upon the properties or assets of Bisset or the Shareholders' Shares pursuant to the terms of any such contract, license, instrument or commitment, or (b) violate or conflict with any applicable law, regulation, permit, authorization, franchise, license, judgment, order, writ, injunction or decree of any court or governmental body of any jurisdiction.

       3.06. Capitalization. The capital stock of Bisset consists solely of 5,000 shares of Bisset Stock, fully paid-in. There are no authorized, but unissued shares of Bisset Stock or other authorized classes or series of capital stock of Bisset. All outstanding shares of Bisset Stock are duly authorized, validly issued, fully paid, and nonassessable and have been offered, issued, sold and delivered by Bisset in compliance with applicable securities laws. There are no preemptive rights with respect to the Bisset Stock. There are no outstanding subscriptions, options, warrants, rights or other arrangements or commitments, whether express or implied, obligating Bisset to issue any shares of Bisset Stock or securities exchangeable for or convertible into Bisset Stock. Schedule 3.06 of the Disclosure Schedule lists all of the Bisset Stock owned, the address of each shareholder of Bisset as shown in Bisset's share transfer register, and the number of shares of Bisset Stock owned by each Shareholder. As of the Closing Date (prior to the consummation of the transactions contemplated hereby), each Shareholder is the lawful record and beneficial owner of the shares of Bisset Stock set forth by his name on Schedule 3.06 of the Disclosure Schedule, free and clear of all liens, liabilities, proxies, claims and encumbrances of any kind (other than as noted on Schedule 3.06 of the Disclosure Schedule). As of the Closing Date, the transfer of the certificates representing the Shares or the execution and delivery of the share transfer order to Bisset if the Shares are uncertificated, will transfer to Ultrak good and indefeasible title to such shares of Bisset Stock, free and clear of all liens, liabilities, claims and encumbrances of every kind.

       3.07.    Bisset Financial Statements.    (a)  The audited balance sheet
of Bisset as of December 31, 1995, (the "Audited Balance Sheet") and the audited statement of operations, statement of cash flows, and statement of changes in shareholders' equity of Bisset for the fiscal year then ended (collectively, including the Audited Balance Sheet, the "Audited Financial Statements"), each certified by Daniel Guerin, registered auditor, whose report thereon is included therein, and the unaudited balance sheet of Bisset as of June 30, 1996 (the "Unaudited Balance Sheet") (the Audited Balance Sheet and the Unaudited Balance Sheet are collectively referred to as the "Balance Sheets") and the unaudited statement of operations of Bisset for the 6-month period ended June 30, 1996 (collectively, including the 1996 Balance Sheet, the "Unaudited Financial Statements"), have been prepared in accordance with the books and records of Bisset, which books and records are complete, maintained on a consistent basis, and correctly reflect its income, expenses, assets and liabilities, are true, complete and accurate and present fairly the financial position, as adjusted for changes proposed by Exco-Paris, of Bisset as of the dates of Balance Sheets and the results of operations of Bisset for the periods covered by said statements of operations, in accordance with GAAP consistently applied, except as otherwise disclosed therein and except, in the case of the Unaudited Financial Statements, for (i) normally recurring year-end adjustments, which adjustments will not be material either individually or in the aggregate, and
(ii) the absence of notes required by GAAP. The Audited Financial Statements and the Unaudited Financial Statements are collectively referred to in this Agreement as the "Financial Statements."

                 (b)  The Management Shareholders represent and warrant that
(i) sales of Bisset for the six (6) months ended June 30, 1996 ("1996 Sales") were not less than ninety percent (90%) of the sales of Bisset for the six (6) months ended June 30, 1995 ("1995 Sales"), and (ii) gross margins for Bisset for the six (6) months ended June 30, 1996 ("1996 Gross Margin") were not less than ninety percent (90%) of the gross margins for the six (6) months ended June 30, 1995 ("1995 Gross Margin").

       3.08. Compliance with Laws. To the best knowledge of the Management Shareholders, Bisset has complied with all laws, rules, and/or regulations applicable to it or its business, and has received no notice of any alleged violation of any such laws, rules, or regulations.

       3.09. Taxes. Except as set forth on Schedule 3.09 of the Disclosure Schedule, Bisset has duly filed when due all income, excise, corporate, franchise, property, sales, payroll, withholding, and other tax returns and reports required to be filed by it as of the date hereof by France, and has paid or established adequate reserves for all taxes (including penalties and interest) which have or may become due for the tax periods covered by such returns, and any assessments which have been received by it; and all such tax returns or reports which are income tax returns or reports fairly reflect the taxable income generated by Bisset and the taxes of Bisset for the periods covered thereby. Bisset is not delinquent in the payment of any tax, assessment, or governmental charge. There is no tax deficiency or delinquency asserted against Bisset and there is no unpaid assessment, proposal for additional taxes, deficiency or delinquency in the payment of any of the taxes of Bisset that is being asserted by any taxing authority, nor of any violation of any tax law. There are no waivers or agreements by Bisset for the extension of time for the assessment of any tax as shown on such returns or reports with respect to Bisset. No audit of Bisset with respect to taxes is pending or, to the best knowledge of the Management Shareholders, threatened. All monies required to be withheld or collected by Bisset from employees or customers for income taxes, social security and unemployment insurance taxes and sales, excise, and use taxes, and the portion of any such taxes to be paid by Bisset to governmental agencies, have been collected or withheld and either paid to the respective governmental agencies or set aside for such purpose in the manner required by applicable law and are properly reflected in the Financial Statements or on the books and records of Bisset.

       3.10. Liabilities and Obligations. The Financial Statements reflect all material liabilities or obligations of Bisset, accrued, contingent, or otherwise, other than liabilities and obligations incurred in the ordinary course of business of Bisset since June 30, 1996. All reserves shown in the Financial Statements are appropriate, reasonable and sufficient to provide for the losses thereby contemplated. Except as set forth in the Financial Statements, Bisset is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or liability of any person, corporation, association, partnership, joint venture, trust or other entity, and Bisset knows of no basis for the assertion of any other claims, liabilities or obligations of any nature or in any amount that would be material to the condition (financial or otherwise), business or operations of Bisset.

       3.11. Employee Benefit Plans and Arrangements. Other than as required by applicable French law, Bisset does not sponsor or maintain and is not otherwise a party to, nor is it obligated under, any French employee benefit law, rule or regulation, or any employee benefit, pension, profit sharing, or other plan (the "Plans"). Bisset is not obligated to create any Plan.

       3.12.    Absence of Certain Changes.  Except as set forth on Schedule
3.12 of the Disclosure Schedule or except in the ordinary course of business, from and including June 30, 1996, Bisset has not: (a) suffered any material adverse change in its condition (financial or otherwise), business or operations (a material adverse change shall not include any change in general economic conditions, actions of competitors, or the presence of new competitors); (b) contracted for or paid any single capital expenditure in excess of US$10,000 or total capital expenditures in excess of US$50,000; (c) mortgaged, pledged, or subjected to any lien, lease, security interest or other charge or encumbrance any of its properties or assets; (d) formed or acquired or disposed of any interest in any corporation, partnership, joint venture or other entity; (e) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance) or lost or terminated employees or suppliers that could or does adversely affect its condition (financial or otherwise), business or operations; (f) except for the disposal of inventory, machinery, vehicles and equipment consistent with past practices, acquired or disposed of any assets or incurred, assumed or guaranteed any indebtedness for borrowed money or other liabilities or obligations to pay money other than trade payables in the ordinary course of business; (g) forgiven, compromised, cancelled, released, permitted to lapse or waived any rights or claims that are material to the condition (financial or otherwise), business or operations of Bisset; (h) entered into, terminated or agreed to any modifications or amendments to any material agreements, leases or commitments; (i) paid any bonus, granted any benefit, made any payments, or loaned any money to the Shareholders or its employees or other affiliates; (j) entered into any employment, compensation, consulting or collective bargaining agreement with any person or group, or modified or amended the terms of any such existing agreement or entered into, adopted or amended any Plan; or (k) entered into or terminated any other commitment or transaction or experienced any other event that is material to the condition (financial or otherwise), business or operations of Bisset.

       3.13. Title and Related Matters. Bisset has good and marketable title to all assets reflected in the Financial Statements as owned by Bisset and to those other assets reflected in Bisset's books and records as being owned (except as they have since been affected by transactions in the ordinary course of business and consistent with past practices), and Bisset owns such assets free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (a) statutory liens for property taxes that are not yet delinquent and (b) as expressly stated in the Financial Statements or on Bisset's books and records (except as they have since been affected by transactions in the ordinary course of business and consistent with past practices).

       3.14. Insurance. Bisset is a beneficiary of policies of insurance, issued by insurers of recognized responsibility, providing coverage to insure the properties and businesses thereof against such risks and in such amounts as are prudent and customary in Bisset's industry. All of such policies are, and will be maintained through the Closing Date, in full force and effect. All premiums due thereon have been paid and no notice of cancellation has been received with respect thereto.

       3.15.    Patents, Trademarks, Copyrights, Etc.  Except as set forth on
Schedule 3.15 of the Disclosure Schedule, (a) Bisset owns all patents, technology, know-how, processes, trademarks and copyrights, if any, necessary to conduct its business, or possesses adequate licenses or other rights, if any, therefor, without conflict with the rights of others (the "Proprietary Rights"),(b) Bisset has the sole and exclusive right to use the Proprietary Rights without infringing or violating the rights of any third parties, (c) no consent of third parties is required for the use thereof by Bisset, and no claim has been asserted by any person to the ownership of or right to use any Proprietary Right or challenging or questioning the validity or effectiveness of any such license or agreement, and Bisset does not know of any basis for any such claim, (d) each of the Proprietary Rights is valid and subsisting, has not been cancelled, abandoned, or otherwise terminated and, if applicable, has been duly issued or filed, and
(e) there is no claim that, or inquiry as to whether, any product, activity or operation of Bisset infringes upon or involves, or has resulted in the infringement of, any Proprietary Right of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened which challenge the rights of Bisset with respect thereto.

       3.16. Consents. Bisset possesses all necessary licenses, franchises, permits and governmental authorizations material to the conduct of its business, and no authorization, consent, approval, permit, or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Bisset, and the execution, delivery and performance of this Agreement will not with the giving of notice, the lapse of time, or both, terminate such licenses, franchises, permits and governmental authorizations.

       3.17. Labor Relations. Other than as required by applicable French law, Bisset is not a party to any collective bargaining agreements with any union and no collective bargaining agreement is currently being negotiated by Bisset. There is no pending representation question involving an attempt to organize a bargaining unit including any employees of Bisset and no labor grievance has been filed.

       3.18. Litigation and Claims. Except as set forth on Schedule 3.18 of the Disclosure Schedule, Bisset is not a party to, and the business and assets of Bisset are not the subject of or affected by, any pending or, to the best knowledge of the Management Shareholders, threatened suit, claim, action or litigation by or with any party or any administrative, arbitration, or other governmental proceeding, investigation or inquiry. Bisset is not (a) subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to Bisset or to its business, assets, operations or employees, or (b) in default with respect to any such order, writ, injunction or decree. Bisset does not know of any basis for any such action, proceeding or investigation.

       3.19.    Employees and Consultants.  Except as set forth on Schedule
3.19 of the Disclosure Schedule, Bisset has no direct or indirect, express or implied, obligation to pay severance or termination pay to any officer or employee of Bisset, or to pay any termination or severance payments to any consultant, agent or other person or entity.

       3.20. Books of Account. The books of account of Bisset have been kept accurately in the ordinary course of business, the transactions entered therein represent bona fide transactions and the revenues, expenses, assets and liabilities of Bisset have been properly recorded in such books.

       3.21. Distributions. Since June 30, 1996, no distribution, payment or dividend of any kind has been declared, paid or distributed by Bisset on or with respect to any of its capital stock at any time.

       3.22. Accounts Receivable. The accounts receivable of Bisset on June 30, 1996, and those existing on the Closing Date:

                 (a) will have arisen out of sales in the ordinary course of business and represent, to the best knowledge of each Management Shareholder, bona fide indebtedness of the applicable account debtor;

                 (b) to the best knowledge of each Management Shareholder, are and will be collectible in full, net of the reserves therefore set forth on the books of Bisset, which reserves were calculated consistent with past practices and with GAAP applied consistently with the Audited Financial Statements; and

                 (c) are subject to no existing claims of offset, counterclaim, recoupment or setoff and, to the best knowledge of each of the Management Shareholders, there are no facts or circumstances (whether asserted or unasserted) that could give rise to such a claim.

Schedule 3.22 of the Disclosure Schedule is a complete and accurate accounts receivable aging report for Bisset as of a date within thirty (30) days of the date of this Agreement.

       3.23.    Contracts.

                 (a) Except as set forth on Schedule 3.23 of the Disclosure Schedule, Bisset is not a party to, or bound by, with respect to items requiring annual payments in excess of US$100,000, any undischarged written or oral:

                             (i) contract of employment for any period of time whatsoever, or restricting the employment, of any employee, except as contemplated by this Agreement;

                            (ii)  consulting agreement;

                           (iii)  [intentionally omitted];

                            (iv) contract or agreement restricting in any manner Bisset's right to compete with any other person or restricting Bisset's right to sell to or purchase from any other person;

                             (v) agreement with any affiliate of Bisset or person controlled directly or indirectly by an affiliate of Bisset for or with respect to the borrowing or lending of monies, the purchase or sale of goods or the performance of services;

                            (vi)  contract for the payment or receipt of
                 license fees or royalties to or from any person, firm or corporation;

                           (vii)  contract of agency, representation,
                 distribution or franchise which cannot be canceled without payment or penalty upon reasonable notice;

                          (viii)  service contract;

                            (ix) guaranty, performance, bid or completion bond, or surety or indemnification agreement;

                             (x) contract relating to the purchase, sale, ownership, use or license of technology except licenses for third party software generally available to the public;

                            (xi)  lease or sublease, either as lessee or
                 sublessee, lessor or sublessor, of real or personal property or intangibles;

                           (xii) contracts relating to the purchase, sale or margining of securities;

                          (xiii)  warranty or product service contracts; or

                           (xiv) joint venture, partnership or other contracts involving a sharing of profits, losses, costs or liabilities.

         All material contracts, leases, subleases and other instruments of the type referred to in this Section 3.23 and described on Schedule 3.23 of the Disclosure Schedule (collectively, "Contracts") are in full force and effect and are binding upon Bisset and, to the best knowledge of each of the Management Shareholders, are binding on the other parties thereto. Except as set forth on Schedule 3.23 of the Disclosure Schedule, no material default by Bisset, no material default by the other contracting parties has occurred thereunder, and no event has occurred which with the giving of notice or the lapse of time, or both, would constitute a material default by Bisset. Bisset has delivered to Ultrak true and complete copies of each contract, lease, sublease or other instrument described on Schedule 3.23 of the Disclosure Schedule.

                 (b) Except as disclosed on Schedule 3.23 of the Disclosure Schedule, Bisset is not a party to, or bound by, any Contract under the terms of which performance by Bisset according to the terms of this Agreement will be a material default or an event of acceleration, or would otherwise require consent.

                 (c) Schedule 3.23 of the Disclosure Schedule contains a list of every material license, permit or governmental approval, order, directive and agreement applied for, pending, issued, rejected or given to Bisset with respect to the conduct of its business or operations. Bisset possesses all licenses, permits and governmental approvals and authorization which are required in order to operate its business as presently conducted and Bisset is in compliance with all such licenses, permits, approvals and authorizations.

                 (d) Schedule 3.23 of the Disclosure Schedule contains a list of all pending or threatened claims against Bisset under each Contract (including without limitation, claims for back charges, rebates, price reductions, breaches of product or service warranties or for product or service liability for products manufactured or sold), excluding requests for service in the ordinary course of business which Bisset is required to perform pursuant to the terms of standard warranties and which are covered by warranty reserves, to the extent such claims, individually or in the aggregate, could have a material adverse effect on the condition (financial or otherwise), business or operations of Bisset.

       3.24. Corporate Name. There are no actions, suits or proceedings pending or threatened against or affecting Bisset which may result in any impairment of the right of Bisset to use its corporate name. Schedule 3.24 of the Disclosure Schedule lists any former corporate names of Bisset and any names other than its full corporate name under which Bisset has conducted business.

       3.25. Compliance with Environmental Laws. To the best knowledge of the Management Shareholders, (a) Bisset has not obtained and has not been required to obtain any permits, licenses or similar authorizations by reason of any applicable environmental laws, rules or regulations, (b) in connection with any real property owned, used, or leased by Bisset ("Real Property"), Bisset has (i) not placed any asbestos-containing thermal insulation or building products or PCB-containing products on the Real Property, (ii) no knowledge that any owner, prior lessee or user has placed any asbestos-containing thermal insulation or building products or PCB-containing products on the Real Property, (iii) not installed or maintained any active or inactive hazardous waste receptacles on the Real Property, (iv) no knowledge that any active or inactive hazardous waste receptacles have ever been on the Real Property, or
(v) no unperformed environmental obligations, (c) there is no hazardous waste, solid waste or hazardous substances on the Real Property, and (d) there have been no spills, discharges or other releases of hazardous or toxic substances onto or from the Real Property.

       3.26. Condition of Fixed Assets. All of the fixed assets owned or leased by Bisset are in good condition and repair for the intended use in the ordinary course of business and conform in all material respects with all applicable ordinances, regulations and other laws and there are no known latent defects therein.

       3.27. Agreements with the Shareholders. Set forth on Schedule 3.27 of the Disclosure Schedule is a complete list of all agreements (written or oral) between the Shareholders, any entities owned or controlled by the Shareholders (the "Shareholder Affiliates'), and/or their family members, on the one hand, and Bisset, on the other hand. Schedule 3.27 also sets forth all amounts due and owing by the Shareholders, the Shareholder Affiliates, or the Shareholders' family members to Bisset or by Bisset to the Shareholders, the Shareholder Affiliates, or the Shareholders' family members.

       3.28. Brokers and Finders. Except as disclosed on Schedule 3.28 of the Disclosure Schedule, none of Bisset, the Shareholders, or any of Bisset's officers, directors, shareholders, and employees has employed any broker, finder, or investment bank or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees, or finders' fees in connection with the transactions contemplated hereby.


             ARTICLE IV:  REPRESENTATIONS AND WARRANTIES OF ULTRAK

         Ultrak represents and warrants to the Shareholders that the following are true and correct as of the Signing Date and will be true and correct as of the Closing Date as if made on that date:

       4.01. Organization, Qualification and Good Standing. Ultrak is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and Ultrak has the corporate power and authority to own or hold under lease its properties and assets and to carry on its business as it is now being conducted.

       4.02. Capitalization of Ultrak. The authorized capital stock of Ultrak consists of 20,000,000 shares of Ultrak Stock and 2,000,000 shares of Preferred Stock, $5.00 par value per share, of which 195,351 shares have been designated as Series A 12% Cumulative Convertible Preferred Stock ("Series A Preferred Stock"). As of June 30, 1996, there were issued and outstanding approximately 10,300,000 shares of Ultrak Stock and 195,351 shares of Series A Preferred Stock. Ultrak has never paid cash dividends on the Ultrak Stock. Ultrak presently intends to retain earnings to finance the development and expansion of its business. The declaration in the future of any cash dividends on the Ultrak Stock will be at the discretion of Ultrak's Board of Directors and will depend upon the earnings, capital requirements and financial position of Ultrak, general economic conditions and other pertinent factors. Ultrak's agreements with NationsBank prohibit the payment of cash dividends on the Ultrak Stock. Ultrak intends to continue to pay dividends on outstanding shares of Series A Preferred Stock, all of which are owned by George K. Broady, the Chairman, Chief Executive Officer and President of Ultrak. Dividends in the amount of $117,210 have been paid annually to Mr. Broady since the issuance of the Series A Preferred Stock.

       4.03. Corporate Authority Relative to This Agreement; No Violation. Ultrak has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby will have been duly and validly authorized by Ultrak's Boards of Directors by the Closing Date and, at that time, no other corporate proceedings on the part of Ultrak will be necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Ultrak and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto, this Agreement constitutes a valid and binding agreement of Ultrak, enforceable against Ultrak in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (x) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Ultrak, (y) violate or conflict with, or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (or an event which, with the lapse of time, or the giving of notice, or both, will constitute a default) under, any contract, license, other instrument or commitment to which Ultrak is a party or by which Ultrak is bound, or result in the creation of any lien, charge or encumbrance upon the properties or assets of Ultrak pursuant to the terms of any such contract, license, instrument or commitment, or (z) violate or conflict with any law, regulation, permit, authorization, franchise, license, judgment, order, writ, injunction or decree of any court or governmental body of any jurisdiction, in each case as such is related to Ultrak or its assets.

       4.04. Ultrak SEC Reports and Financial Statements. Ultrak has previously furnished to Bisset, the Shareholders and Nidco a copy of (i) Ultrak's annual report on Form 10-K filed with the SEC for the year ended December 31, 1995, (ii) Ultrak's quarterly report on Form 10-Q filed with the SEC for the quarters ended March 31 and June 30, 1996 and (iii) Ultrak's definitive prospectus, dated May 30, 1996, in connection with the public sale of shares of Ultrak Stock (the "SEC Filings"). The audited consolidated financial statements and unaudited consolidated interim financial statements (collectively referred to herein as the "Ultrak Financials") included in the SEC Filings (including any related notes and schedules) fairly presented the financial position of Ultrak as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the dates then ended, all in accordance with generally accepted accounting principles consistently applied during the periods involved (except as otherwise stated therein).

       4.05. Consents. Except for the consent of NationsBank of Texas, N.A. ("NationsBank"), no authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Ultrak.

       4.06. Brokers and Finders. Neither Ultrak nor any officer or director of Ultrak has employed any broker, finder or investment bank or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated hereby.


                   ARTICLE V:  JOINT COVENANTS OF ULTRAK AND
                          THE MANAGEMENT SHAREHOLDERS

       5.01. Access. Each of Ultrak and the Management Shareholders will afford to one another and to one another's officers, employees, accountants, counsel and other authorized representatives, full and complete access during normal business hours, throughout the period prior to the Closing Date, to its properties, personnel, contracts, commitments, books, records (including but not limited to tax returns) and reports, schedules or other documents and will use all its reasonable efforts to cause its respective representatives to furnish promptly to the other such additional financial and operating data and other information as to its respective businesses and properties as the other or its duly authorized representatives may from time to time reasonably request.

       5.02. Notice of any Material Change. Each of Ultrak and the Management Shareholders, promptly after the first notice or occurrence thereof, but not later than the Closing Date, shall disclose to the other in writing the occurrence of any event or the existence of any state of facts that: (a) had such event occurred or such facts existed or been known at the date hereof, would have been required to have been set forth in this Agreement; (b) would make any of its representations and warranties in this Agreement untrue in any material respect; or (c) would otherwise constitute a material adverse change in the business, results of operations, working capital, assets, liabilities or condition (financial or otherwise) of Ultrak or Bisset, as the case may be (a material adverse change shall not include any change in general economic conditions, actions of competitors, or the presence of new competitors). No notice hereunder will have any effect for the purpose of determining the satisfaction of or compliance with the conditions to the obligations of the parties set forth elsewhere in this Agreement.

       5.03. Cooperation. Ultrak, Bisset and the Management Shareholders will: (a) cooperate with one another in determining whether any filings are required to be made with or consents, authorizations, clearances and approvals required to be obtained from, any governmental or regulatory authorities in any jurisdiction or any third party prior to the Closing Date in connection with the consummation of the transactions contemplated in this Agreement and cooperate in making any such filings promptly and in seeking timely to obtain any such consents; (b) keep each other informed in connection with the transactions contemplated by this Agreement; (c) cooperate with one another and expend reasonable amounts in order to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated herein; and (d) take such actions as the other party may reasonably request to consummate the transactions contemplated by this Agreement and use all its reasonable efforts to satisfy all conditions precedent to the obligations to close such transactions.

       5.04. Confidentiality. Each party to this Agreement will take all reasonable precautions to maintain the confidentiality of any information concerning any other party or any affiliate of any other party provided to or discovered by it or its representatives and will not disclose such information to anyone other than those people directly involved in the investigation and negotiations pertaining to the transactions contemplated hereby. Each party further agrees that in the event the transactions contemplated by this Agreement are not consummated, it will return or destroy all documents and records obtained from any other party during the course of its investigation or negotiations pertaining to the transactions contemplated hereby and will use all its reasonable efforts to cause all information with respect to such other party and its businesses which it obtained pursuant to this Agreement to be kept confidential.

       5.05. No Solicitation. Until the Closing Date, Bisset and each of the Management Shareholders covenant that neither they nor Bisset's officers, directors, agents or affiliates, will: (a) directly or indirectly, encourage, solicit or initiate discussion or negotiations with any corporation, partnership, person or other entity or group concerning any merger, sale of all or substantially all of the assets, business combination, sale of shares of capital stock or similar transactions involving Bisset, whether by providing nonpublic information or otherwise; or (b) disclose, directly or indirectly, any information not customarily disclosed to any person concerning its business and properties, afford to any other person access to its properties, books or records or otherwise assist or encourage any person in connection with any of the foregoing. In the event Bisset receives any offer or inquiry for a transaction of the type referred to in (a) above, the Management Shareholders will promptly inform Ultrak as to any such offer.

       5.06. Public Announcements. Ultrak, Bisset and the Management Shareholders will consult with each other before issuing any press release, public announcement, or make any public filing regarding this Agreement, and will not, unless otherwise required by law, issue any such press release prior to such consultation.


                    ARTICLE VI:  COVENANTS OF THE MANAGEMENT

                                  SHAREHOLDERS

       6.01. Conduct of Bisset's Business. Prior to the Closing Date, and except as may be permitted, required or contemplated pursuant to this Agreement or as specifically consented to in writing by Ultrak, the Management Shareholders will cause Bisset to:

                 (a) conduct its operations in the ordinary and usual course of business consistent with past and current practices, and will use all its reasonable efforts to maintain and preserve intact its business organization and goodwill, to retain the service of its key officers and employees, and to maintain satisfactory relationships with customers and those having business relationships with it;

                 (b) not declare or pay any dividends on its outstanding shares of capital stock;

                 (c) not propose or adopt any amendments to its Articles of Incorporation;

                 (d) not issue any shares of its capital stock or effect any stock split or otherwise change its current capitalization;

                 (e) not grant, confer or award any options, warrants, conversion rights or other rights, not existing on the date hereof, to acquire any shares of its capital stock;

                 (f) not purchase or redeem any shares of its capital stock;

                 (g) not make any loan or advance to any shareholder, officer, director or employee;

                 (h) not increase the compensation of or pay or accrue any bonus to any employee other than in accordance with past established practices; and/or

                 (i) unless otherwise required by law, not agree to take any action that would make any representation or warranty in Article III hereof untrue or incorrect.


                    ARTICLE VII:  JOINT CONDITIONS PRECEDENT

         Except as may be waived by all parties, the obligations of Ultrak and the Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

       7.01. Absence of Litigation. No governmental agency or authority shall have instituted, or threatened in writing to institute, any action or proceeding seeking to delay, restrain, enjoin or prohibit the consummation of the transactions contemplated by this Agreement, and no order, judgment or decree by any court or governmental agency or authority shall be in effect that enjoins, restrains or prohibits the same or otherwise would materially interfere with the operation of the assets and business of Ultrak or Bisset after the Acquisition.


          ARTICLE VIII:  CONDITIONS PRECEDENT TO ULTRAK'S OBLIGATIONS

         The obligations of Ultrak to consummate the transactions contemplated by this Agreement will be subject to the satisfaction on or before the Closing Date of each of the following conditions:

       8.01. Representations and Warranties; Compliance. The representations and warranties of Bisset and the Shareholders in this Agreement shall have been true and correct in all material respects on and as of the Signing Date and shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, and the covenants and agreements of Bisset and the Shareholders in this Agreement shall have been complied with in all material respects. On the Closing Date, Bisset and the Shareholders shall have provided Ultrak with a Certificate of Compliance in the form of Exhibit 8.01.

       8.02. No Material Adverse Change. There shall have been no material adverse change in Bisset's business, properties, assets, liabilities, results of operations or condition, financial or otherwise, from the financial information set forth in the Financial Statements (a material adverse change shall not include any change in general economic conditions, actions of competitors, or the presence of new competitors).

       8.03.    [intentionally omitted]

       8.04. Guarantee of Net Asset Value. The net asset value of Bisset as of June 30, 1996 shall not be less than Fifteen Million Six Hundred Thousand French francs (FF15,600,000). The net asset value for Bisset shall be conclusively determined by Exco-Paris and shall equal all of Bisset's assets less all of Bisset's liabilities (the "Net Asset Value"). If the Net Asset Value of Bisset on June 30, 1996 is less than FF15,600,000 and Ultrak waives this closing condition and consummates the Acquisition, then the Cash Price shall not be adjusted.

       8.05. Governmental Filing. The Acquisition documents shall have been filed with the necessary French governmental agencies or French investment review boards.

       8.06. Due Diligence. Ultrak shall have reviewed all of the assets, liabilities, contracts, books and records, and other properties of Bisset that Ultrak determines are necessary or appropriate and Ultrak shall have determined, in its discretion, that its review of the foregoing is acceptable.

       8.07. Warranty of Sales and Gross Margin for 1996. The 1996 Sales shall not be less than ninety percent (90%) of the 1995 Sales and the 1996 Gross Margin shall not be less than ninety percent (90%) of the 1995 Gross Margin.

       8.08. NationsBank Approval. NationsBank shall have approved, in writing, the Acquisition.

       8.09. Investment Letter. Each Shareholder, Nidco, and any other person or entity receiving shares of Ultrak Stock shall have executed an Investment Letter in the form of Exhibit 8.09.

       8.10. Reviews. Exco-Paris or such other accounting firm acceptable to Ultrak shall have completed a review of the Unaudited Financial Statements for the period ended June 30, 1996 and the report of Exco-Paris thereon shall have been furnished to Ultrak and be acceptable to Ultrak, in its discretion. Exco-Paris shall have reviewed the December 31, 1995 audio business pre-tax profits report and the report of Exco-Paris thereon shall have been furnished to Ultrak and be acceptable to Ultrak in its discretion.

       8.11. Financial Statement Adjustments. Each adjustment to Bisset's financial statements proposed by Exco-Paris shall be booked, recorded, and made as June 30, 1996 and not thereafter changed, reversed, or modified in any manner. Ultrak shall be furnished by Bisset with a June 30, 1996 balance sheet of Bisset evidencing all such adjustments.

       8.12. Employment Agreements. Each Management Shareholder shall have executed an Employment Agreement with Bisset in the form of Exhibit 8.12.

       8.13. Special Compensation Agreements. Each Management Shareholder shall have executed a Special Compensation Agreement in the form of Exhibit 8.13.

       8.14. Pension Annuities. The pension annuities on the lives of the Management Shareholders shall (i) be assigned to Bisset or (ii) the Management Shareholders shall assume all future payments with respect thereto and Bisset shall be released in writing from any liability thereon.


             ARTICLE IX:  CONDITIONS PRECEDENT TO THE SHAREHOLDERS'
                                  OBLIGATIONS

         The obligations of Bisset and the Shareholders to consummate the transactions contemplated by this Agreement will be subject to the satisfaction on or before the Closing Date of each of the following conditions:

       9.01. Representations and Warranties; Compliance. The representations and warranties of Ultrak in this Agreement shall have been true and correct in all material respects on and as of the Signing Date and shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, and the covenants and agreements of Ultrak in this Agreement shall have been complied with in all material respects. On the Closing Date, Ultrak shall have provided Bisset and the Shareholders with a Certificate of Compliance in the form of Exhibit 9.01.

       9.02. No Material Adverse Change. There shall have been no material adverse change in Ultrak's assets, liabilities, results of operations or condition, financial or otherwise.

       9.03. Ultrak Board of Directors. Roland Scetbon shall have been duly elected to the Board of Directors of Ultrak.

       9.04. Special Compensation Agreement. Each Management Shareholder shall have executed a Special Compensation Agreement in the form of Exhibit 8.13.


                          ARTICLE X:  INDEMNIFICATION

       10.01. Indemnification. Each Management Shareholder severally covenants and agrees to indemnify Ultrak, Holdings, and Bisset against one-half of the amount any loss, expense, liability, taxes, VAT, customs, or other damage, including the reasonable costs of investigation, interest, penalties and attorneys' and accountants' fees ("Damages"), actually incurred by Ultrak or Bisset in connection with or arising from or attributable to any breach or inaccuracy of any representation or warranty made by any Management Shareholder herein or any breach or failure to perform any agreement or covenant of any Management Shareholder herein. Indemnification payments by a Management Shareholder to Ultrak or Holdings rather than Bisset will not adversely impact the amount of the Earnout Payment and shall not reduce the Earnout Payment. Only one of Ultrak, Holdings, or Bisset may seek indemnification in any instance for the same Damages.

       10.02. Threshold. The Management Shareholders shall not be required to make any indemnification payment pursuant to Section 10.1 for any Damages until such time as the total amount of all Damages that have been incurred by Ultrak or Bisset exceeds US$200,000 in the aggregate. At such time as the total amount of such Damages exceeds US$200,000 in the aggregate, Ultrak shall be entitled to be indemnified against the full amount of such Damages (and not solely the amount that exceeds US$200,000). The US$200,000 limitation shall not apply with respect to claims regarding title to the Shares. As to financial statement liabilities, accruals, and reserves, the breach or inaccuracy of representations and warranties with respect thereto shall be determined with reference to the June 30, 1996 financial statements as adjusted pursuant to the recommendations of Exco-Paris (including the FF2,200,000 reserve for certain taxes added pursuant to Schedule 10.02).

       10.03. Expiration of Indemnity. Ultrak may make no claim for indemnification for Damages (i) that relate to a tax matter, whether income, sales, use, VAT, customs duties and customs fees and assessments or other taxes ("Tax Matters") after September 30, 2001 (the "Tax Claim Deadline") and (ii) that relate to matters other than a Tax Matter after September 30, 1997 (the "Non-Tax Claim Deadline"). The expiration of the period within which claims may be made shall not affect any rights of Ultrak with respect to claims made prior to the Non-Tax Claim Deadline or the Tax Claim Deadline, as applicable.

       10.04. Fraud. Notwithstanding any provision in this Agreement to the contrary, the liability of a Management Shareholder for fraudulent conduct shall be subject only to applicable statutes of limitations, and any claim against a Management Shareholder alleging fraudulent conduct need not be presented by the Tax Claim Deadline or the Non-Tax Claim Deadline.

       10.05. Survival of Representations and Warranties. Other than disclosures set forth in the Disclosure Schedule hereto or in the Certificate of Compliance to be delivered at Closing pursuant to Section 8.01 hereof, no disclosure by Bisset or any Management Shareholder nor any investigation by or on behalf of Ultrak with respect to Bisset shall be deemed to affect Ultrak's reliance on the representations, warranties, covenants or agreements contained herein or to waive Ultrak's rights to indemnity as provided herein for the breach or inaccuracy or failure to perform or comply with any representation, warranty, covenant or agreement the Management Shareholders. The indemnity obligations of the Management Shareholders under this Article X (and the representations, warranties, covenants and agreements of Bisset and the Shareholders) shall survive the Closing until the applicable Tax Claim Deadline or Non-Tax Claim Deadline.

       10.06. Maximum Liability. In no event will any Management Shareholder be liable to indemnify Ultrak or Bisset pursuant to this Article X in an amount exceeding the aggregate purchase price referred to in Section 1.02 hereof received by such Management Shareholder.

       10.07. After-tax Benefit. The amount of any indemnification obligation for each Management Shareholder under this Article X shall be net an amount equal to one-half of any tax benefits actually realized by Bisset resulting from the event or occurrence giving rise to such indemnification obligation.

                       ARTICLE XI:  WAIVER AND AMENDMENT

       11.01. Modification, Amendment and Waiver. This Agreement may not be modified unless such modification is in writing and signed by all parties hereto. No waiver of any term of this Agreement shall be enforceable unless in writing and signed by the party against which it is sought to be changed. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by such other party.

                             ARTICLE XII:  REMEDIES

       12.01. Equitable Remedies. The parties hereto acknowledge that a refusal by a party to consummate the transactions contemplated hereby will cause irreparable harm to the other parties, for which there may be no adequate remedy at law. A party not in default at the time of such refusal shall be entitled, in addition to other remedies at law or in equity, to specific performance of this Agreement by the party that refused to consummate the transactions contemplated hereby.

       12.02. Remedies of Bisset. After the Closing, Bisset shall have the same rights and benefits under this Agreement as does Ultrak with respect to the representations, warranties and covenants of the Shareholders contained herein, as fully as if such representations, warranties and covenants had been made to or with Bisset in lieu or in place of Ultrak as the purchaser of the Shares. In any proceeding by Bisset to assert or prosecute any claims under, or to otherwise enforce, this Agreement, the Shareholders agree that they shall not assert as a defense or bar to recovery by Bisset or Ultrak, and hereby waive any right to so assert such defense or bar such recovery, that (a) prior to the Closing, Bisset shall have had knowledge of the circumstances giving rise to the claim being pursued by it or Ultrak; (b) prior to the Closing, Bisset engaged in conduct or took action that caused or brought about the circumstances giving rise to its or Ultrak's claim, or otherwise contributed thereto; (c) Bisset is estopped from asserting or recovering upon its claim by reason of having joined in the representations, warranties and covenants made by the Shareholders in this Agreement; or (d) the Shareholders have a right of contribution from Bisset to the extent that there is any recovery against them.


                          ARTICLE XIII:  MISCELLANEOUS

       13.01. Expenses. Each party hereto shall bear its own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby. However, the fees and expenses incurred by Bisset shall be paid by the Management Shareholders only to the extent that such fees and expenses exceed US$100,000 (excluding fees and expenses of Nidco).

       13.02. Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered the same agreement and faxed copies of manually executed signature pages to this Agreement will be fully binding and enforceable without the need for delivery of the manually executed signature page.

       13.03.    GOVERNING LAW; ARBITRATION.

                 (a) THE INTERNAL LAWS (AND NOT THE CONFLICTS OF LAWS RULES) OF NEW YORK GOVERN THIS AGREEMENT.

                 (b) ANY DISPUTE OR CLAIM ARISING UNDER OR PURSUANT TO THIS AGREEMENT SHALL BE FINALLY SETTLED BY, AND SUBJECT TO, ARBITRATION IN ACCORDANCE WITH THE RULES OF THE INTERNATIONAL CHAMBER OF COMMERCE, WHICH RULES ARE DEEMED TO BE INCORPORATED HEREIN BY THIS REFERENCE. ANY SUCH ARBITRATION SHALL BE CONDUCTED IN LONDON, ENGLAND AND THE LANGUAGE TO BE USED IN THE ARBITRATION PROCEEDING SHALL BE ENGLISH. JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

       13.04. Notices. All notices hereunder will be in writing and will be deemed given if delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth opposite each party's name on the signature page of this Agreement (or at such other addresses for a party as will be specified by like notice) and will be deemed given on the date on which so hand-delivered or on the third business day following the date on which so mailed to the address set forth opposite the name and signature block for each party to this Agreement.

       13.05. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance; and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

       13.06. Assignments; Entire Agreement; Headings. This Agreement shall not be assignable by operation of law or otherwise. Any attempted assignment of this Agreement shall be void. This Agreement, the Schedules attached hereto, and the Exhibits attached hereto constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. All Schedules, Exhibits and documents and agreements referred to herein or attached hereto are fully and completely incorporated herein effective as of the first reference herein. The headings contained in this Agreement are for reference purposes and will not affect in any way the meaning or interpretation of this Agreement. Use of "herein," "hereof" or similar terms refer to this Agreement as a whole. The reference to any gender shall be construed to include the masculine, feminine, and neuter.

                       [SIGNATURES ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                     ULTRAK, INC.
Address for Ultrak:

1220 Champion Circle
Suite 100
Carrollton, Texas  75006             By:  /s/ GEORGE K. BROADY
Attn:  George K. Broady                 --------------------------------------
                                          George K. Broady, President and CEO

                                     ULTRAK HOLDINGS LIMITED
1220 Champion Circle
Suite 100
Carrollton, Texas  75006             By:  /s/ GEORGE K. BROADY
Attn:  George K. Broady                 --------------------------------------
                                     Its: President
                                         -------------------------------------


Address for each                     SHAREHOLDERS:
Shareholder:
                                     /s/ ROBERT SCETBON - By Power of Attorney
112 quai de Bezons                   -----------------------------------------
95100 Argenteuil, France             MAURICE SCETBON

Avenue J.J. Gossiaux 13              MONDA, S.A.
1160 Auderghem
Bruxelles Belgium                    By:   /s/ ROLAND SCETBON
                                        --------------------------------------
                                     Its:  By Power of Attorney
                                         -------------------------------------


Avenue J.J. Gossiaux 13              FRIDA, S.A.
1160 Auderghem
Bruxelles Belgium                    By:   /s/ ROLAND SCETBON
                                        --------------------------------------
                                     Its:  By Power of Attorney
                                         -------------------------------------


                                     FOR PURPOSES OF ARTICLE II ONLY:

Address for Nidco:                   NIDCO:

253 rue Saint-Honore
75001 Paris, France                  By:   /s/ MICHAEL WALLACE
                                        -------------------------------------
                                        Michael Wallace

                                          /s/ MICHAEL WALLACE
                                     ----------------------------------------
                                     Michael Wallace, Individually

                                   SCHEDULE A

                     CALCULATION OF THE NET VALUE OF BISSET


For purposes of Section 1.02(a)(iii) of the Stock Purchase Agreement, the "Net Value of Bisset" shall be calculated as follows:

The term "Net Value" is defined as the earnings of Bisset after interest, taxes and any exceptional item, as it appears on line HN of the tax form 2053 of French operations.

The "Net Value" will be computed for a period of twelve (12) consecutive months, ending on June 30, 1997. The balance sheet for the period ending June 30, 1997 will be established by comparison with the balance sheet of Bisset as of June 30, 1996, as restated after the booking of all of the proposed adjustments of EXCO AUDIT, as set forth on Schedule B.

An accrual for "retirement bonus" (indemnites de depart a la retraite) will be booked in the balance sheet as of June 30, 1997. However, for the calculation of the Net Value only the difference between (i) the sum of 1,269,000 FF, which is the accrual of such retirement bonus as of June 30, 1996 as per EXCO AUDIT's work papers, and (ii) the accrual as of June 30, 1997 will be taken into account.

Hence, the Net Value of Bisset will be equal to the amount indicated on line HN of form 2053, minus an amount equal to the difference between the accrued "indemnites de depart a la retraite" appearing in the balance sheet of June 30, 1996 and the one mentioned in the balance sheet as of June 30, 1997.

For the establishment of the balance sheet as of June 30, 1997, the accounting firms appointed, as per Section 1.02(a)(iii), to issue the Certificate of Net Value will use the same accounting principles as the ones used by EXCO for the proposed adjustments as of June 1996 appended to this Schedule.

For purposes of calculating the Net Value, an assumed income tax rate of 34% will be used.

For purposes of calculating the Net Value, the Net Value shall not include any costs or expenses of Bisset related to the Acquisition (as defined in the Stock Purchase Agreement).

For purposes of illustration, the Maximum Earnout Payment (assuming an exchange ratio of 5.0 FF per one US Dollar) would require earnings of Bisset after interest, taxes and any exceptional item for the 12 month period ending on June 30, 1997 as follows:

                                     5,000,000   (USD)
                                  /        .30
                                  ------------
                                    16,666,666   (USD)
                                  /         10
                                  ------------
                                     1,666,666.6 (USD)
                                  x          5   (conversion from USD to FF)
                                  ------------
                                     8,333,333   (FF)
                                  ============

                            Management Shareholders

                           CERTIFICATE OF COMPLIANCE

         Each of the undersigned, FRIDA, S.A. and MONDA, S.A., (collectively, the "Management Shareholders" and individually a "Management Shareholder"), hereby certify to Ultrak, Inc. ("Ultrak") that:

         1. The representations and warranties of such Management Shareholder in the Stock Purchase Agreement (the "Purchase Agreement"), dated September 26, 1996 (the "Signing Date"), by and among the Shareholders, Maurice Scetbon, Ultrak, and Ultrak Holdings Limited were true and correct as to such Management Shareholder in all material respects on and as of the Signing Date and are true and correct in all material respects as of the date hereof.

         2. Each of the Management Shareholders has complied, in all material respects, with all of such Management Shareholder's covenants and agreements required by the Purchase Agreement to be performed and complied with by such Management Shareholder.

         DATED:  September 26, 1996



                                                   FRIDA, S.A.,
                                                   a Belgian corporation

                                                   By:
                                                      -------------------------
                                                   Its:
                                                       ------------------------

                                                   MONDA, S.A.,
                                                   a Belgian corporation

                                                   By:
                                                      -------------------------
                                                   Its:
                                                       ------------------------

                                  EXHIBIT 8.09

                               INVESTMENT LETTER

                               September 26, 1996

Ultrak, Inc.
1220 Champion Circle
Suite 100
Carrollton, Texas 75006

Gentlemen:

         This Investment Letter (this "Letter") is issued to Ultrak, Inc., a Delaware corporation ("Ultrak"), in connection with the undersigned's acquisition from Ultrak of certain shares (the "Shares") of Ultrak's Common Stock, $0.01 par value (the "Stock") pursuant to that certain Stock Purchase Agreement, dated September 26, 1996, by and among Ultrak, Bisset s.a., the undersigned and others (the "Agreement"). This letter is based on the legal information supplied by Ultrak and Ultrak's counsel.

         1. In connection with the issuance to the undersigned of the Shares, the undersigned hereby acknowledges and understands that the Shares have not been registered under the United States Securities Act of 1933, as amended (the "Federal Act"), the Texas Securities Act, as amended (the "Texas Act"), or any securities acts of any other state or country (the "Other Acts"), that the Shares are being issued to the undersigned in reliance upon one or more exemptions from registration contained in the Federal Act, the Texas Act, and the Other Acts, and that Ultrak's reliance on such exemptions is based in part upon the representations made by the undersigned in this Letter.

         2. The undersigned hereby represents to Ultrak that the undersigned is acquiring the Shares solely for the undersigned's own account for investment and not with a view to, or for offer or sale in connection with, the unregistered "distribution" of all or any part of the Shares within the meaning of the Federal Act. The undersigned represents that he has no current intention to sell, convey, dispose, of or otherwise distribute any interest in or risk related to the Shares. The undersigned acknowledges and agrees that this transaction has not been reviewed or approved by the United States Securities and Exchange Commission or any other governmental agency or department.

         3. The undersigned hereby acknowledges that the provisions of Rule 144 promulgated under the Federal Act ("Rule 144") are not now available for the public resale of the Shares and that, except as set forth in Article II of the Agreement, the undersigned has no right to have the Shares registered
under the Federal Act to permit them to be resold.   The undersigned also
hereby acknowledges that, as a result of the foregoing, the undersigned must hold the Shares for at least two (2) years from issuance (unless subsequently registered prior to that time under Article II of the Agreement) assuming the entire risk of investment therein for that period of time, until and unless (i) the Shares are subsequently registered under the

Federal Act, (ii) the Shares may be sold under Rule 144, or (iii) an exemption from registration is available at the time of resale of the Shares (and in compliance with Sections 6 and 8 of this Letter). The undersigned is aware of the provisions of Rule 144 which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for such shares, the availability of certain current public information about the issuer of such shares, the resale occurring not less than two years after acquisition, the sale being through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations (unless the sale is within the requirements of Rule 144(k)).

         4. The undersigned hereby represents to Ultrak that the undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of investing in the Shares and that the undersigned is able to bear the economic risk, including a total loss, of such an investment. The undersigned understands and has fully considered for purposes of this investment the risks of this investment and that, because of the restrictions on transfer, it may not be possible for the undersigned to liquidate his investment in the case of emergency.

         5. The undersigned acknowledges and agrees that he is acquiring the Shares without being offered or furnished any offering literature or prospectus other than the SEC Filings (as defined in Article IV of the Agreement). The undersigned hereby acknowledges that the undersigned has had access to all information which the undersigned considers necessary or advisable to enable the undersigned to make an informed decision concerning the acquisition of the Shares. The undersigned is acquiring the Shares based solely on the undersigned's review of the SEC Filings and his investigation of, and satisfaction with, Ultrak's current and anticipated financial condition and assets and not based on any oral representations of any individual. The undersigned confirms that he and his representatives and advisors have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of Ultrak concerning the business and prospects of Ultrak and to obtain any additional information, to the extent such persons possess such information or can acquire it without unreasonable effort or expense and without breach of confidentiality obligations, necessary to verify the accuracy of the information set forth in the SEC Filings.

         6. The undersigned understands that the undersigned must not, and the undersigned agrees that the undersigned will not, sell, transfer, assign, encumber, or otherwise dispose of the Shares or any interest therein, unless prior thereto the undersigned has delivered to Ultrak, and Ultrak has accepted as satisfactory, an opinion of experienced and competent counsel to the effect that such proposed sale, transfer, assignment, encumbrance, or disposition will not constitute or result in any violation of the Federal Act, the Texas Act, the Other Acts, or any other applicable statute relating to the disposition of securities.

         7. Nothing in this Letter shall permit the undersigned to sell any of the Shares in violation of any other agreement between Ultrak and the undersigned or among Ultrak, the undersigned, and others, including but not limited to the Agreement.

         8. The undersigned understands and agrees that there may be typed or otherwise printed on the certificates representing the Shares, and any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, a legend referring to the foregoing restriction upon disposition, such legend to be substantially in the following form (in addition to any other legends required by applicable law):

                 THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR UNDER ANY APPLICABLE STATE LAW, AND SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH DISPOSITION SHALL THEN BE IN EFFECT OR UNLESS THE PERSON REQUESTING THE TRANSFER OF SUCH SHARES SHALL FURNISH, WITH RESPECT TO SUCH TRANSFER, AN OPINION OF COUNSEL (BOTH COUNSEL AND OPINION TO BE SATISFACTORY TO THE CORPORATION) TO THE EFFECT THAT SUCH SALE, TRANSFER, ASSIGNMENT, OR DISPOSITION WILL NOT INVOLVE ANY VIOLATION OF THE ACT OR ANY APPLICABLE STATE LAW.

         9. The undersigned also understands that Ultrak's Transfer Agent, the keeper of Ultrak's stock transfer books and records, has been instructed not to transfer the Shares except upon Ultrak's instructions for the two (2) years from issuance and that Ultrak will take such other steps as Ultrak deems necessary to prevent the transfer of the Shares in the absence of compliance with the foregoing restrictions.

         10. The undersigned represents to Ultrak that, at the current time, he has an individual net worth, or a joint net worth with his spouse, that exceeds US$1,000,000, that he is an "accredited investor" under Rule 501 of Regulation D of the Federal Act, and that the sale of the Shares to the undersigned is predicated, in part, on Regulation D, which addresses the limited sale of unregistered securities.

         11. The undersigned represents to Ultrak that the offer and sale of the Shares has occurred outside of the United States, that the undersigned originated the buy order to purchase the Shares from outside the United States, and that the sale of the Shares to the undersigned is predicated, in part, on Regulation S of the Federal Act, which addresses the sale of securities that occur outside of the United States.

         12. The undersigned agrees that Ultrak may present this Investment Letter to such parties as it deems appropriate to establish the availability of an exemption from registration of the Shares under applicable federal and state securities laws and for other similar purposes.

                                        Very truly yours,


Date:  September 26, 1996
                                        ------------------------------

                                        ------------------------------

         If the person signing this Letter is married, then such person's spouse must sign below:

         I hereby acknowledge that I have read this Letter and fully understand its contents. I further agree that any community property interest or other interest that I have or may in the future have in the Shares shall be subject to this Letter.


Date:  September 26, 1996
                                        ------------------------------
                                        Signature

                                        Printed Name:

                                  Ultrak, Inc.

                           CERTIFICATE OF COMPLIANCE

         The undersigned, Ultrak, Inc., a Delaware corporation ("Ultrak"), hereby certifies to Bisset S.A. ("Bisset") and the Shareholders (as hereinafter defined) that:

         1. The representations and warranties of Ultrak in the Stock Purchase Agreement (the "Purchase Agreement"), dated September 26, 1996 (the "Signing Date"), by and among Ultrak, Ultrak Holdings Limited and all of the shareholders of Bisset (the "Shareholders") were true and correct in all material respects on and as of the Signing Date and are true and correct in all material respects as of the date hereof.

         2. Ultrak has complied, in all material respects, with all of the covenants and agreements required by the Purchase Agreement to be performed and complied with by Ultrak.

         3.      Ultrak has completed its due diligence pursuant to Section
8.06 of the Purchase Agreement and Exco-Paris has completed its reviews pursuant to Section 8.10 of the Purchase Agreement.

         DATED:  September 26, 1996

                                             ULTRAK, INC.


                                             By:
                                                -------------------------------
                                                George K. Broady, President